Exhibit 99.1

FOR IMMEDIATE RELEASE

CKX, INC.

Media Contact:              Sean Cassidy

212-981-5233

Ed Tagliaferri

212-981-5182

Robert Zimmerman

212-981-5118

LEADING HOLLYWOOD MANAGEMENT FIRM JOINS CKX

CKX TO ACQUIRE MBST ENTERTAINMENT

New York, New York – July 27, 2005 – CKX, Inc. (NASDAQ: CKXE) announced today that it has entered into a definitive agreement to acquire Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. (“MBST”) a leading manager of comedic talent and producer of motion pictures and television programming.  In addition, CKX will enter into long-term employment relationships with the principals of MBST, Larry Brezner, David Steinberg and Steve Tenenbaum, who will continue to oversee the day-to-day operations of MBST.

MBST is a full service management company with a roster of more than 35 clients, representing an array of Oscar, Tony, Emmy and Grammy winning artists including Robin Williams, Billy Crystal and Woody Allen for more than 25 years each, jazz legend John Pizzarelli for 10 years, and comedian/writer Jeff Ross, comedian Jim Norton and Emmy award winning director Bob Weide, each for more than 3 years. MBST has had an advisory relationship with Apple Corps, the holding corporation for the Beatles, for more than 15 years, though Mr. Tenenbaum’s relationship with Apple goes back more than 25 years.  MBST also has had a relationship with Alain Boublil, the author of the Tony award winning Les Miserables, for more than 15 years.  In addition to its management activities, MBST has been responsible for the production of numerous motion pictures and television productions over the years, including Arthur, Good Morning Vietnam, Throw Momma From the Train, The Vanishing and the soon to be released Disney motion picture, The Greatest Game Ever Played, based upon the best selling book by Mark Frost.

Commenting on the MBST acquisition, Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX said, “MBST is one of the oldest and most well respected artist management companies in Hollywood with long standing relationships with some of the most important names in American film and comedy.  Larry, David and Steve have worked with their clients for many years to influence popular culture through comedy and films.  I consider adding Larry, David and Steve a major addition to CKX and I am confidant that under the CKX umbrella MBST will continue to grow their business as well as help us take advantage of the shifting paradigm in the entertainment industry.”

In a joint statement, the MBST principals added “Bob Sillerman is an entrepreneur who has successfully built unique businesses in the past and has always given back to the community. He has demonstrated with CKX that he is creating an artist friendly atmosphere in all areas of our business to encourage the creation of content and permit the creators to keep an ownership interest in their body of work.  This will allow us the autonomy to continue to manage our client’s careers as we have in the past while giving us the platform for the creation of new and innovative content. We are excited about being part of this burgeoning creative community.”

For more detailed information see our Current Report on Form 8-K, which may be obtained at the SEC’s web site at www.sec.gov.

About CKX

CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, we have focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland and proprietary rights to the IDOLS television brand, including the American Idol series in the United States, the Pop Idol series in the United Kingdom and local adaptations of the IDOLS television show format which, collectively, air in over 30 countries around the world. We plan to continue to make strategic acquisitions of, or partner or align with, companies or individuals that control various forms of established entertainment content, which may include intellectual property rights in music, film, television programming, written works and characters, rights to names, images and likenesses, video games, corporate brands and other related assets.

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, acquisitions of dispositions of business assets, and the potential impact of future decisions by management that may result in merger and restructuring charges, as well as the potential impact of any future impairment charges to goodwill or other intangible assets. More detailed information about these factors may be found in filings by CKX, Inc. with the Securities and Exchange Commission. CKX, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

STEPHEN TENENBAUM has represented Woody Allen for almost 25 years and has executive produced his pictures for the last five years, including the recently released Melinda & Melinda and the soon to be released Match Point. Over the years a wide variety of clientele have sought out his expertise: from The Platters to Percy Faith, from Jimi Hendrix to Barbra Streisand, from The Beatles to Bruce Springsteen, from Nat King Cole to Mario Lanza, from Gilda Radner to Robin Williams, the list is never ending.  Steve is currently a partner in Morra, Brezner, Steinberg & Tenenbaum where his client roster includes Woody Allen, Billy Crystal, Robin Williams and Alain Boublil. Steve has also been an advisor to Apple Corps, the holding company for the Beatles for over 25 years.

He is a graduate of New York University and began his involvement in show business in the financial area of the entertainment business.  He began his career as a specialist in the music industry, gradually broadening his involvement into television and motion pictures.  His unique understanding of the motion picture, music and television industries makes him one of the most knowledgeable and respected negotiators of talent agreements in the entertainment business.

DAVID STEINBERG has helped guide the careers of such talents as Robin Williams, Billy Crystal, Martin Short, Paul Rodriguez, Kids in the Hall, David Letterman and Robert Klein.  Steinberg has been involved in the feature films Good Morning Vietnam, Throw Momma From The Train, Coup De Ville and the soon to be released The Greatest Game Ever Played.  David Steinberg’s credits include Writers Guild, Ace, Emmy and Grammy awards sprinkled throughout his twenty-plus years in the entertainment industry.  David has co-written all of the Oscar telecasts hosted by Billy Crystal and he won the coveted Emmy Award for writing with Billy Crystal for the 1997 and 1992 Telecasts. He was nominated for an Emmy for producing Billy Crystal’s Midnight Train to Moscow.  Steinberg won a Grammy for producing the Robin Williams Live at the Met album.  Some of his other television endeavors include producing the 1995 through 1998 ESPY Awards for ESPN and ABC, five Young Comedian Specials for HBO and creating as well as producing four Women of the Night comedy series for HBO.

David executive produced the Emmy-nominated and critically acclaimed HBO special Robin Williams Live on Broadway, which was the culmination of his sold out tour and made history as the most watched comedy special ever on HBO.   Raised in Milwaukee, Wisconsin, Steinberg graduated from the University of Wisconsin and migrated west to Los Angeles, in 1969.

LARRY BREZNER - As a partner in the personal management firm of Morra, Brezner, Steinberg and Tenenbaum Entertainment, Inc., Larry Brezner has helped guide the careers of such comedy talents as Robin Williams and Billy Crystal.  He found Robin in an acting class in Los Angeles.  Billy Crystal was part of a comedy group in New York when Larry first discovered him and advised him to move to California to pursue a solo career.  In addition to personal management, Larry has produced many feature films and TV programs.

Larry’s feature film work began when the firm produced the successful and wildly funny Arthur, starring Dudley Moore.  In 1987, two projects that he was producing started production in the same week.  Both films were represented at the Academy Awards.  Robin Williams for his work in Good Morning Vietnam, and Anne Ramsey in a supporting role in, Throw Momma From The Train, which starred Danny DeVito and Billy Crystal.  Additionally, Larry produced The Burbs with Tom Hanks in 1988, and the following year Coupe De Ville, directed by Joe Roth.

In his role as producer, Larry has worked with many talented actors, including Charles Grodin and Martin Short in Clifford; Jeff Bridges, Sandra Bullock, and Kiefer Sutherland in The Vanishing; Bob Hoskins and William Peterson in Passed Away; Geena Davis and James Gandolfini in Angie; Richard Dreyfuss and Jenna Elfman in Krippendorf’s Tribe; and Matthew Broderick and Alec Baldwin in The Last Shot.

In addition, Larry recently produced The Greatest Game Ever Played for Disney Studios, which will be released in September 2005.  He is currently in active development with projects at various studios including New Line, Disney and Paramount.

Larry was born and raised in The Bronx, New York and graduated from the University of Bridgeport.  He attended Graduate School at St. Johns University, receiving his Masters Degree in Psychology.  He began his career in show business by opening a nightclub on the west side of Manhattan where he met show business veteran manager Jack Rollins.  He joined the firm of Rollins and Joffe in 1974, becoming a partner in the late 70’s.  Eventually Joffe, Rollins and Buddy Morra retired and the partnership of Brezner, Steinberg and Tenenbaum became MBST Entertainment, Inc.